Exhibit 99.1

GDC Enhances TikTok Marketing for Small and Medium-sized Businesses with Comprehensive Service Suite

NEW YORK, April 22, 2024 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), and its subsidiary, AI Catalysis Corp. (“AI Catalysis”), today announced that the Company has attained significant achievements in expanding market reach for small and medium-sized businesses (“SMBs”) through TikTok, notably highlighted by the strategic partnership with Bloom Koselig, a well-renowned perfume brand on TikTok.

Bloom Koselig is known for its organic, long-lasting perfumes with eco-friendly lifestyle advocates. Emphasizing the simplicity and purity of the products, Bloom Koselig mainly targets a young and digital-savvy audience through TikTok. The collaboration with AI Catalysis has propelled Bloom Koselig into international stardom, granting the brand unprecedented exposure to its target audience. The AI-driven marketing campaign is planned to roll out across various digital platforms in addition to TikTok.

The TikTok Economic Impact Report, recently published by Oxford Economics, highlights that more than 7 million US SMBs leverage TikTok’s extensive reach and high engagement for advertising and marketing purposes, driving brand promotion and awareness to enhance their business prospects. TikTok’s global user base enables businesses to access targeted audiences beyond their local or regional markets, leading to notable growth milestones for SMBs since establishing their presence on the platform. Among various industries, beauty and fashion SMBs ranked second highest in overall sales increase, after promoting their products or services through TikTok.

GDC’s comprehensive service suite is part of the Company’s broader strategy to assist SMBs in harnessing the power of AI to optimize their marketing strategies, with a particular emphasis on social platforms like TikTok. It also exemplifies AI Catalysis’s expertise in full-spectrum TikTok services, including account operation and management, campaign execution, content creation, and promotion. The Company’s solution provides substantial value for SMBs to build viewership and brand awareness. The results speak for themselves: the Company’s managed follower account has amassed a substantial following exceeding 10,000 followers, that significantly boosting the brand’s exposure.

“Swift creation of content and ads on TikTok is essential to support our marketing and business efforts,” the founder and Chief Executive Officer of Bloom Koselig commented. “Dynamic and personalized content can significantly increase consumer engagement, ensuring that every ad not only reaches our target customers but also appeals to them.”

Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company highlighted, “We are committed to leveraging our integrated AI advertising and marketing solutions and comprehensive TikTok services to create tailored content and campaigns that resonate with specific audiences on TikTok. Our cutting-edge technologies, enhanced by state-of-the-art AI Video and Digital Human capabilities, empower SMBs with ample resources to craft dynamic, captivating content that deeply resonates with contemporary digital audiences.” He also added, “This holistic approach not only improves brand visibility but also drives deeper engagement and interaction, setting our clients apart from the competitive market.”

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co, Ltd. The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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